UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 8, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                                          N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                      Entry into a Material Definitive Agreement.

On September 8, 2010, Fulton Financial Corporation ("Fulton") completed the repurchase of the warrant to purchase 5,509,756 shares of Fulton’s common stock issued to the U.S. Department of the Treasury (“Treasury”) as part of Fulton’s participation in Treasury's Capital Purchase Program.  On September 8, 2010, Fulton entered into a letter agreement (the “Warrant Letter Agreement”) with Treasury pursuant to which Fulton paid a repurchase price of $10.8 million for the outstanding warrant held by Treasury.

The Warrant Letter Agreement that Fulton negotiated with Treasury is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.                      Other Events.

 On September 8, 2010, Fulton issued a press release to announce that Fulton completed the repurchase of the warrant to purchase 5,509,756 shares of Fulton’s common stock issued to Treasury as part of Fulton’s participation in Treasury's Capital Purchase Program. More details are provided in the press release attached as Exhibit 99.1 and incorporated herein by reference.  Exhibit 99.1 is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Warrant Letter Agreement dated September 8, 2010
99.1	Fulton Press Release dated September 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2010	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer